Exhibit 99.1

Editorial Contact:	Investor Contact:
Shannon Gomez, Secure Computing	Elissa Lindsoe, Secure Computing
shannon_gomez@ securecomputing.com	elissa_lindsoe@securecomputing.com
408-979-6121	651-628-5362

N2H2 Shareholders Vote in Favor of Acquisition by Secure Computing Corporation

and Secure Computing Completes Acquisition of N2H2, Inc.

SAN JOSE, CA—October 14, 2003—Secure Computing Corporation (NASDAQ: SCUR), the experts in protecting the most important networks in the world, today announced the completion of its acquisition of N2H2, Inc. (OTCBB: NTWO.OB). N2H2 is a global Internet content filtering company. A special meeting of N2H2 shareholders to approve the acquisition was held yesterday, October 13, 2003, in Seattle, Washington. Shareholders voted in favor of the acquisition and the closing was completed immediately following the meeting. The acquisition is accounted for as a purchase business combination.

See related news release: Secure Computing Corporation Announces Plans to Acquire N2H2, Inc.

About Secure Computing

Secure Computing (NASDAQ: SCUR) has been protecting the most important networks in the world for over 20 years. With broad expertise in security technology, Secure Computing develops network security products that help customers create a trusted environment both inside and outside of their organizations. Global customers and partners include the majority of the Dow Jones Global 50 Titans and the most prominent organizations in banking, financial services, healthcare, telecommunications, manufacturing, public utilities, and federal and local governments. The company is headquartered in San Jose, Calif., and has sales offices worldwide. For more information, see http://www.securecomputing.com.

Secure Computing Forward-Looking Statements

The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. Secure undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release.